UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2010

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.01     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Harrison

Effective March 8, 2010, Dr. Martin Harrison resigned from our Board of Directors for personal reasons.  Dr. Harrison has served as a member of the Board of Directors since November 2000 and during his tenure as a director our business has grown considerably.   Dr. Harrison was one of the first physicians to associate his medical practice with our Company in 1999.  We have benefited from Dr. Harrison's business and medical judgment for years and we have thanked Dr. Harrison for his many contributions to us.  Dr. Harrison’s resignation is not due to any form of disagreement with our operations, policies or practices.

Amendment of Employment Agreement

Please see the discussion in Item 8.01 below regarding the amendment of Mr. Earley’s employment agreement, which discussion is incorporated herein by reference.

Item 8.01     Other Events

We have recently received a number of letters from our shareholders and, based in part upon the comments therein, have made a number of decisions regarding our future management.

In December 2009, we commenced a process of identifying and interviewing potential new Chief Executive Officers, which process was targeted to last until March 31, 2010. Although we have interviewed some excellent candidates, we have asked Mr. Earley to continue to serve as our Chief Executive Officer until the earlier of June 30, 2010 or until a successor Chief Executive Officer is retained. We believe Mr. Earley’s continued service will assist us to effectively manage our business and allow us to further consider input provided by various shareholders.  On March 1, 2010, we amended Mr. Earley's employment agreement to reflect the longer service period and to provide Mr. Earley the opportunity to earn a pro rated bonus for fiscal 2010 in accordance with the terms of our 2010 executive bonus plan (the “Amended Employment Agreement”).  The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 hereto, which is hereby incorporated by reference herein.

We have also made the decision to defer until at least mid-July our annual shareholders meeting.  We believe such deferral will provide us with additional time to, as publicly requested by a number of our shareholders, propose a slate of seven director candidates that includes more directors with areas of expertise viewed as important to us and our shareholders. The deferral of our annual meeting is also intended to ensure our shareholders have additional time to provide us and other shareholders suggestions and/or proposals regarding the Board of Director composition before we solicit proxies.  For similar reasons, in the next few months we do not anticipate appointing a new director to fill the director position vacated by Dr. Harrison.

Notwithstanding our general desire to be responsive to shareholder requests, as managers of a publicly traded company there are certain topics that we may or may not be able to discuss with our investors without compromising the Company’s best interests. Accordingly, as a matter of general policy, we do not intend to address some recent shareholder letters that have expressed varying personal views on whether or not we should now seek to explore or contemplate strategic alternatives.

Section 9 – Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

(d)            Exhibits

10.1          Amended and Restated Employment Agreement, dated as of March 1, 2010 by and between the Company and Mr. Mike Earley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 1, 2010

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel